UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 22, 2014

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

351 EAST EVELYN AVENUE

MOUNTAIN VIEW, CA 94041

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 22, 2014, the Compensation Committee of the Board of Directors of VIVUS, Inc., or the Company, authorized and approved the grant of restricted stock unit awards under the Company’s 2010 Equity Incentive Plan to certain of the Company’s employees including Svai Sanford, the Company’s interim Chief Financial Officer, Principal Accounting Officer, Guy P. Marsh, the Company’s Vice President, U.S. Operations and General Manager, Wesley W. Day, Ph.D., the Company’s Vice President, Clinical Development, and John L. Slebir, the Company’s Vice President, Business Development and General Counsel.  The following table sets forth the specific restricted stock unit awards authorized and approved for each of Messrs. Sanford, Marsh and Slebir and Dr. Day:

Name	Restricted Stock Unit Awards(1)
Svai Sanford	30,000
Guy P. Marsh	10,000
Wesley W. Day, Ph.D.	30,000
John L. Slebir	35,000

(1)         Each restricted stock unit award will vest pursuant to the following 18 month schedule commencing on January 1, 2014, or the Vesting Commencement Date:  20% of the restricted stock units subject to the restricted stock unit award shall vest on the six month anniversary of the Vesting Commencement Date, 20% of the restricted stock units subject to the restricted stock unit award shall vest on the 12 month anniversary of the Vesting Commencement Date and 60% of the restricted stock units subject to the restricted stock unit award shall vest on the 18 month anniversary of the Vesting Commencement Date, subject to such individual continuing to be a full time employee of the Company on each such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Vice President, Business Development and General Counsel

Date:  January 24, 2014